Exhibit 10.9

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

10% NOTE SERIES

BUZZ KILL, INC.

DUE __________, 2010

Original Issue Date: __________, 2007	US$__________

This Note (“Note”) is one of a series of not more than $400,000 of duly authorized and issued participating notes (“Notes”) of Buzz Kill, Inc., a New York corporation (the “Company”) designated its 10% Participating Notes due on __________, 2010 issued to __________ (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended, pursuant to a Subscription Agreement, dated __________, 2007 (the “Subscription Agreement”) among the Company and the Holder.

ARTICLE I.

Section 1.01                                Repayment of Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder, in lawful money of the United States of America and in immediately available funds the principal sum of _____ Thousand Dollars ($___,000). Interest shall accrue on the unpaid principal balance of the Note at the rate of ten percent (10%) per year (compounded monthly) commencing the Original Issue Date noted above until __________, 2010 (the “Maturity Date”). Interest shall be calculated on the basis of a 360-day year. Upon repayment of this Note, in addition to the outstanding principal balance of the Note and all accrued and unpaid interest, Company shall pay to the Holder an additional $__________ (equal to 20% of the original principal amount hereof) (“Premium”). The Holder’s right to receive the Premium shall survive any redemption of this Note.

Section 1.02                                Participation in Profits. In addition to being entitled to repayment of the principal balance of this Note, accrued interest and the Premium, the Holder shall also receive a participation (“Participation Interest”) in “Net Proceeds” (to be defined, paid, and accounted for using the definition and application of Net Proceeds attached hereto as Exhibit A) in an amount equal to twelve percent (12%) multiplied by the quotient of (i) the principal amount of this Note (ii) divided by $400,000.  The Holder’s right to receive its Participation Interest shall survive any redemption of this Note.

Section 1.03                                Absolute Obligation/Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest on, Premium and Participation Interest of, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes of this series now or hereinafter issued pursuant to a Subscription Agreement.

Section 1.04                                Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten business days written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.05                                Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

Section 1.06                                Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.  In addition, Company represents and warrants that, as of the Original Issue Date, other than (i) Indebtedness to trade creditors incurred in the ordinary course of business, (ii) $405,462 in deferred compensation obligations, (iii) bridge financing in the amount of $100,000, (iv) an amount equal to five percent (5%) of the actualized budget, less amounts already paid, and (v) certain director fees, there is no outstanding Company Indebtedness.

Section 1.07                                Reliance on Note Register. Prior to due presentment to the Company for transfer or conversion of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

ARTICLE II.

Section 2.01                                Transfer of Assets. Upon the sale or other transfer of all or substantially all of the assets of the Company, the Holder hereof shall have a first priority right to receive amounts outstanding pursuant to this Note, whether principal, interest, Premium or Participation Interest. Nothing contained herein shall be construed as granting Holder a lien upon or a security interest in any asset of the Company.

ARTICLE III.

Section 3.01                                Redemption at the Option of the Company.

(a)           Provided that no Event of Default has occurred and is continuing, the Company may redeem all or any portion of this Note while principal or accrued and unpaid interest remains outstanding by providing the Holders five business days notice (“Redemption Notice”) stating the amount (“Redemption Amount”) of the principal and accrued and unpaid interest it has elected to redeem.

(b)           On the date specified in the Redemption Notice, the Company shall pay the Redemption Amount to the Holders.

(c)           Any redemption shall be applied ratably to all of the Holders in proportion to each Holder’s initial purchase of Notes under the Subscription Agreement.

(d)           If the Company elects to redeem less than the entire amounts due and owing under the Notes, the Company shall reissue a Note in the same form as this Note to reflect the new principal amount and the Holder shall return this Note to the Company for cancellation.

ARTICLE IV.

Section 4.01                                Events of Default. Each of the following events shall constitute a default under this Agreement (each an “Event of Default”):

(a)           failure by the Company to pay the principal amount or interest due hereunder within the earlier of (i) five (5) days after notice to it that such payment is due, and (ii) 30 days after such payment is due;

(b)           failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Note;

(c)           the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(d)           any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in this Section, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(e)           any material obligation of the Company for the payment of borrowed money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable before the expressed maturity date of the obligation;

Section 4.02                                Remedies. If any Event of Default occurs, the full principal amount of this Note, together with accrued and unpaid interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

ARTICLE V.

Section 5.01                                Amendments and Waiver of Default. The Note may not be amended without the consent of the Required Holders. Notwithstanding the above, without the consent of the Required Holders, the Note may be amended to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of the Holder.

ARTICLE VI.

Section 6.01                                Covenants.

(a)           Distributions on Common Stock. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, including the payment of all interest accrued and Premium due, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its stock without the prior express written consent of the Required Holders, which they may grant or withhold in their complete discretion.

(b)           Rank. All payments due under this Note shall rank  (i) pari passu with the other Notes of this series and (iii) senior in all respects to all other Indebtedness of the Company; (ii) subordinate to monies owed to trade creditors, and (iii) if $400,000 of this series of Notes are sold, subordinate to the $100,000 in bridge financing owed to Thomas Hanna.

(c)           Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness; provided, however, the Company shall not incur any Permitted Indebtedness other than (x) Indebtedness to trade creditors incurred in the ordinary course of business (y) or extensions, refinancings and renewals of any items of Permitted Indebtedness in existence on the Original Issue Date without first offering to Holder the opportunity to provide that Indebtedness.  If the Company offers the Holder the opportunity to provide such Indebtedness, the Holder shall have five business days to accept such offer in writing and to transfer the funds underlying such Indebtedness to the Company or the Holder shall be deemed to have rejected such offer.

(d)           Existence of Liens. So long as any of the Notes is outstanding, the Company shall not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

ARTICLE VII.

Section 7.01                                Definitions.

"Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (viii) all obligations issued, undertaken or assumed as part of any financing facility with respect to accounts receivables of the Company and its Subsidiaries, including, without limitation, any factoring arrangement of such accounts receivables and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

"Permitted Indebtedness" means (i) Indebtedness approved by the stockholders of Eastern Resources, Inc. representing at least a majority of its voting power, (ii) Indebtedness secured by Permitted Liens, (iii) Indebtedness to trade creditors incurred in the ordinary course of business, and (iv) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company, as the case may be.

"Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company's obligations under the Notes, (v) Liens (A) upon or in any equipment (as defined in the Security Agreement) acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default and (x) Liens with respect to Indebtedness not individually in excess of $5,000 or in the aggregate in excess of $10,000, which individually and in the aggregate are not material to the Company.

"Required Holders" means the holders of Notes representing at least fifty-one percent (51%) of the aggregate principal amount of the Notes then outstanding.

Section 7.02                                  Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:                         Buzz Kill, Inc.
                4 Park Avenue South, Suite 16K
                New York, NY 10016

With a copy to:                                             Gottbetter & Partners, LLP
                488 Madison Avenue, 12th Floor
                New York, New York 10022
                Adam S. Gottbetter, Esq.
                Telephone: 212.400.6900
                Facsimile: 212.400.6901

If to the Holder:

With a copy to:

Section 7.03                                Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 7.04                                Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 7.05                                Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

Buzz Kill, Inc.,
a New York corporation

By: ____________________________________
Name:
Title:              Authorized Signatory